Bethel Bancorp
                             489 Congress Street
                                  Suite 200
                            Portland, Maine 04101


                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         to be held October 18, 1995


      The Annual Meeting of Shareholders of Bethel Bancorp (the "Company") will be held on Wednesday, October 18, 1995, at 6:00 p.m., Eastern Time, at the Sheraton Tara, Maine Mall Road, South Portland, Maine for the following purposes:

      1.   To elect four directors for terms of three years each;

      2. To ratify the appointment of Baker, Newman & Noyes, Limited Liability Company as auditors for fiscal year 1995; and

      3. To transact such other business as may properly come before the meeting.

      Shareholders of record at the close of business on September 8, 1995 are entitled to notice of and to vote at the meeting.

      A copy of the Annual Report for the fiscal year ended June 30, 1995 is enclosed herewith.

                                       By Order of the Board of Directors
                                          and President

                                       Ariel Rose Gill
                                       Clerk


September 18, 1995


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|                   IMPORTANT-Your Proxy Card is enclosed                    |
|                                                                            |
|      PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY IN  |
| THE ENCLOSED STAMPED ENVELOPE WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE |
| MEETING. YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.           |
 ----------------------------------------------------------------------------



                               BETHEL BANCORP
                             489 Congress Street
                                  Suite 200
                            Portland, Maine 04101
                               (207) 772-8587

                               PROXY STATEMENT

                       ANNUAL MEETING OF SHAREHOLDERS
                       to be held on October 18, 1995

      This Proxy Statement is furnished to stockholders of Bethel Bancorp (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Wednesday, October 18, 1995 at 6:00 p.m., Eastern Time, at the Sheraton Tara, South Portland, Maine, and at any adjournments thereof.

      If the enclosed form of proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted "FOR" the nominees and proposals presented in the attached Notice of Annual Meeting of Shareholders. Except for procedural matters incident to the conduct of the Annual Meeting, the Company does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by the proxies on such matters as determined by a majority of the Board of Directors.

      The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder's proxy. However, shareholders may revoke a proxy at any time prior to its exercise by filing with the Clerk of the Company a written notice of revocation, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

      The cost of soliciting proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, the Company, through its directors, officers and regular employees, may also solicit proxies personally or by telephone or telegraph. The Company will also request persons, firms and corporations holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in doing so.

      It is anticipated that this Proxy Statement will be mailed to shareholders on or about September 18, 1995.

      The securities which can be voted at the Annual Meeting consist of shares of the common stock, the Series A Preferred Stock and the Series B Preferred Stock of the Company, with each share entitling its owner to one vote on all matters.

                          REQUIRED VOTE FOR MATTERS
                     TO BE ACTED UPON AT ANNUAL MEETING

      Under the Company's Articles of Incorporation, cumulative voting to elect directors is not authorized. The close of business on September 8, 1995 (the "Record Date") has been fixed by the Board of Directors as the record date for the determination of shareholders entitled to vote at the Annual Meeting. There were approximately 400 record holders of the Company's common stock as of that date and the number of shares of common stock outstanding as of that date was 597,625. On the Record Date, there were 45,454 shares of Series A Preferred Stock outstanding and 71,428 shares of Series B Preferred Stock, all held by one record holder. Shares of the Company's common stock, Series A Preferred Stock and Series B Preferred Stock have one vote per share on all matters. Under both Maine law and the Company's bylaws, the presence, in person or by proxy, of at least one-half of the outstanding shares of the Company's voting stock entitled to vote is necessary to constitute a quorum at the Annual Meeting.

      With respect to the election of directors, both the bylaws of the Company and Maine law provide that those candidates receiving the greatest number of votes cast at a meeting of shareholders, duly called and at which a quorum is present, shall be deemed elected. The bylaws provide that the directors shall be divided into three classes as nearly equal in number as possible with each director to be elected for a three-year term of office to expire at the third succeeding annual meeting of shareholders after their election. As a consequence of these provisions and the prior action of the Board of Directors in establishing four as the number of directors to serve until 1998, those four nominees for director receiving the greatest number of votes shall be deemed elected, regardless of whether they receive a majority of the votes cast. Abstentions and broker non-votes will be treated as not voting for the election of directors and will have no effect in determining the directors receiving the most affirmative votes.

      As to matters other than the election of directors that may be brought before the Annual Meeting, Maine law provides that any corporate action be taken at a shareholders' meeting at which a quorum is present shall be authorized by a majority of the votes cast by the holders of shares entitled to vote on the subject matter, except to the extent that a greater vote is required by law or by the Company's articles or bylaws. The bylaws of the Company provide that the holders of a majority in interest of the shares having voting rights represented at a meeting of shareholders shall decide any question brought before such meeting, provided a quorum is present. As to any matter other than the election of directors, abstention and broker non-votes will be treated as not voting for such matter and will have the same effect as a vote against the matter brought before the shareholders at the Annual Meeting.

             COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      As of September 8, 1995, the following persons owned of record, or were known to own beneficially, more than five percent (5%) of any class of the outstanding shares of the Company:

                                             Shares of the Company
                                               Owned (Percentage
   Name and Address                     of Outstanding Voting Stock)(1)
   ----------------                     -------------------------------

   Albert H. Desnoyers                           66,347   ( 7.8%)
   210 Washington Drive
   Watchung, New Jersey 07060

   Claude E. Savoie                              50,850   ( 6.0%)
   550 Sheldiac Road
   Moncton, New Brunswick
   Canada E1A 2T1

   Ronald J. Goguen (2)                         246,313   (29.0%)
   1776 Elmwood Drive
   RR #4, D-291
   Moncton, New Brunswick
   Canada E1C 8J5

<F1>  Shares of the Company's voting stock beneficially owned.  A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares the power to vote such security or the power to dispose of such security. Included are shares owned by spouses and relatives living in the same home as to which beneficial ownership may be disclaimed and shares which may be obtained under the Company's Stock Option Plans and shares which may be obtained under warrants. Based on Schedules 13D and/or Forms 4 and 5 filed with the Securities and Exchange Commission.
<F2>  Includes 45,454 shares of Series A Preferred Stock, 71,428 shares of
      Series B Preferred Stock and 60,239 shares of Common Stock, and a warrant to purchase 66,882 shares of common stock at a price of $14.00 per share owned by Square Lake Holding Corporation ("Square Lake"), a Maine corporation which is owned by a Canadian corporation of which Ronald Goguen is a 95% shareholder and director, 1,535 shares of Common Stock owned by a child of Mr. Goguen and 775 shares of Common Stock held in an individual retirement savings plan. Shares of the Series A Preferred Stock and Series B Preferred Stock are convertible into shares of common stock without further consideration at a ratio of one to one.

                            ELECTION OF DIRECTORS

General

      The Board of Directors of the Company presently consists of 12 persons. Directors are elected for staggered terms of three years and until their successors are elected and qualified. The directors are divided into three classes of four directors each. The term of office of only one class of directors expires in each year. There are no arrangements or understandings between the Company and any person pursuant to which any person has been elected as a director.

      At the Annual Meeting, four directors will be elected for three-year terms. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the nominees listed below. Although it is anticipated that each nominee will be available to serve as a director, should any nominee be unavailable to serve, proxies will be voted by the proxy holders in their discretion for another person designated by the Board of Directors. Campbell B. Niven, who is 65 and had been a director of the Company since its formation in 1987, has declined to stand for election at the 1995 Annual Meeting. John B. Bouchard, President of Bouchard and Sons, Inc., and a director of the Company's subsidiary, Brunswick Federal Savings, F.A. ("Brunswick Federal"), since 1965, has been nominated to take the seat to be vacated by Mr. Niven.

      The following table sets forth certain information, some of which has been obtained from the Company's records and some of which has been supplied by the nominees and continuing directors, regarding the nominees for election to the Board of Directors and the directors who will continue in office for the remainder of their terms. Certain of the directors of the Company serve as directors or officers of Bethel Savings Bank, FSB ("Bethel Savings"), Brunswick Federal or ASI Data Services, Inc. ("ASI"), each of which is a 100% owned subsidiary of the Company. ASI provides data processing services to the financial industry.

                                                                                      Shares of the Company
                                                                                        Beneficially Owned
                                                                                    (Percentage of Outstanding
                                    Positions With the Company                             Voting Stock
                                      and Present Principal            Director        in Parentheses Where
       Name and Age                  Occupation or Employment          Since(l)        Greater Than 1%)(2)
       ------------                  ------------------------          --------     --------------------------

Nominees to serve until 1998

John B. Bouchard               Director of Brunswick Federal.             --              2,200
 Age 59                        President of Bouchard & Sons,
                               Inc., a construction contractor, and
                               Owner, John B. Bouchard Builder.


Judith W. Hayes                Director.                                 1994               500
 Age 39                        President, Consumers Maine Water
                               Company

Stephen W. Wight               Director; Director of Bethel              1981             5,750(3)
 Age 51                        Savings.  Owner and Manager,
                               Sunday River Inn (Resort Hotel)

Dennis A. Wilson               Director; Director of Bethel              1989            14,000 (1.7%)
 Age 60                        Savings. Owner, D. A. Wilson
                               Trucking

Directors whose terms expire in 1996

James D. Delamater             Director, President and Chief             1981            26,500 (3.1%)
 Age 44                        Executive Officer.  Director of ASI,
                               Bethel Savings and Brunswick
                               Federal

Philip C. Jackson              Director and Vice President;              1979            18,700 (2.2%)(4)
 Age 50                        President of Bethel Savings.
                               Director of ASI and Bethel Savings

Ronald C. Kendall              Director; Director of Bethel              1977            10,690 (1.3%)(5)
 Age 63                        Savings. Owner, Kendall Insurance,
                               Inc.

Robert Morrell                 Director; Director of Brunswick           1990             1,000
 Age 69                        Federal. President, Brunswick
                               Coal & Lumber Co.

Directors whose terms expire 1997

Norris T. Brown                Director; Director of Bethel              1973            16,000 (1.9%)
 Age 79                        Savings. Retired

Ronald J. Goguen               Director; Director of Bethel              1990           246,313 (29.1%)(6)
 Age 50                        Savings. President, Major Drilling
                               Group International

John W. Trinward, D.M.D.       Chairman of the Board; Director of        1956             4,967(7)
 Age 70                        Bethel Savings. Retired Dentist

Edmond J. Vachon               Director.                                 1954            16,425 (1.9%)(8)
 Age 85                        Chairman of the Board of Bethel
                               Savings, 1975-1986; President of
                               Bethel Savings, 1973-1975;
                               Headmaster--Emeritus, Gould
                               Academy

All directors and executive    --                                         --            377,070 (44.5%)(9)
 officers as a group
 (15 persons)

<F1>  Since the Company was not active until 1987, references to the years prior to 1987 relate to service on the Boards of Directors of Bethel Savings or Brunswick Federal.
<F2>  Shares of the Company's voting stock beneficially owned.  A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares the power to vote such security or the power to dispose of such security. Included are shares owned by spouses and relatives living in the same home as to which beneficial ownership may be disclaimed, shares which may be obtained under the Company's Stock Option Plans and shares which may be obtained under warrants. The foregoing table includes 35,000 shares of the Company's Common Stock subject to stock options, 116,882 preferred shares convertible into common shares and 66,882 shares of the Company's Common Stock subject to a warrant. Of such shares, Mr. Delamater has the right to acquire 23,000 shares subject to options, Mr. Jackson has the right to acquire 12,000 shares subject to options, and Square Lake Holding Corporation, of which Mr. Goguen is the beneficial owner, has the right to acquire 66,882 common shares pursuant to a warrant and 116,882 common shares pursuant to conversion rights applicable to the Company's preferred shares. See "Common Stock Ownership of Certain Beneficial Owners," above.
<F3>  Includes 2,100 shares owned by spouse and 750 shares owned by children.
<F4>  Includes 1,950 shares owned by spouse and 1,300 shares owned by children.
<F5>  Includes 725 shares owned by spouse and 8,900 shares held in trusts of which Mr. Kendall is a trustee or beneficiary.
<F6>  Includes 45,454 shares of Series A Preferred Stock, 71,428 shares of
      Series B Preferred Stock, 60,239 shares of Common Stock, a warrant for 66,882 shares of common stock with an exercise price of $14.00 per share owned by Square Lake, 1,535 shares of Common Stock owned by a child of Mr. Goguen and 775 shares of Common Stock held in an individual retirement savings plan. See "Common Stock Ownership of Certain Beneficial Owners," above.
<F7>  Includes 267 shares owned by spouse.
<F8>  Includes 6,563 shares owned by spouse.
<F9>  Includes 37,590 shares owned by spouses and members of immediate families.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED HEREIN.

      Listed below is information concerning the executive officers of the Company, other than Messrs. Delamater and Jackson.

                                                                                            Shares of the Company
                                                                                              Beneficially Owned
                                                                                          (Percentage of Outstanding
                                 Positions with               Term         Served as      Voting Stock in Parenthesis
    Name and Age                  the Company               of Office    Officer Since       Where Greater than 1%)
    ------------                 --------------             ---------    -------------    ---------------------------

A. William Cannan        Executive Vice President and        one year        1993                 10,013(1.1%)
 Age 53                  Chief Operating Officer. Acting
                         President of Brunswick Federal,
                         President of ASI, Director of
                         Brunswick Federal and ASI

Richard E. Wyman, Jr.    Chief Financial Officer.            one year        1992                  2,000
 Age 39                  Director of ASI

Henry Korsiak            Vice President and Chief            one year        1993                  2,012
 Age 52                  Operating Officer of ASI.
                         Director of ASI

      Mr. Cannan joined the Company in July, 1993. Mr. Cannan was President of Casco Northern Bank, NA in Portland, Maine from 1991 to 1993. Prior to that time, Mr. Cannan was Executive Vice President, Commercial Business Group, at Fleet Bank of Maine. Mr. Wyman became Chief Financial Officer of the Company in July, 1992. Mr. Wyman had been Chief Financial Officer of Brunswick since October, 1988. Prior to joining Brunswick, he was employed by the Biddeford Savings Bank, Biddeford, Maine from 1984 to 1988, and held the title of Compliance Officer for the period 1986 to 1988. Mr. Korsiak joined ASI in December of 1993 and now serves as its Vice President and Chief Operating Officer and as a director of ASI. Prior to joining ASI, Mr. Korsiak had been a Manager of Systems Analysis for Fleet Services Corp. in New York and Rhode Island since 1978.

      The Board of Directors of the Company held seven meetings during the year ended June 30, 1995. The Audit Committee of the Company consists of the entire Board of Directors and held one meeting in fiscal 1995. The Company has no other standing committees other than the Personnel and Compensation Committee. The Personnel and Compensation Committee, which advises the Board on issues of compensation for directors and officers and administers certain stock plans of the Company, consists of Directors Trinward, Goguen, Kendall, Hayes, Wilson and Wight and held one meeting in fiscal 1995. In fiscal 1995, each director attended at least 75% of all meetings of the Board of the Company and meetings of any Committee of which he or she was a member.

Executive Compensation and Other Information

      Summary Compensation Table. The following table sets forth cash compensation for the Company's chief executive officer and each other executive officer of the Company who received total annual compensation exceeding $100,000 for services rendered in all capacities to the Company and its subsidiaries during the last three fiscal years.

                                                                                          Long-Term
                                                                                        Compensation
                                                Annual Compensation                         Awards
                                         -------------------------------------------    -------------
                                                                                         Securities
                               Fiscal                                Other Annual        Underlying         All Other
Name and Principal Position     Year     Salary($)    Bonus($)    Compensation($)(1)    Options/SARs     Compensation($)
---------------------------    ------    ---------    --------    ------------------    -------------    ---------------

James D. Delamater              1995      110,000      15,000            9,712              2,000           10,228(2)
 Director, President and        1994       93,000       3,256            9,939                  0            8,546(3)
 Chief Executive Officer        1993       93,265       3,079            9,352                  0            8,397(4)
 of the Company

A. William Cannan               1995      106,000      13,102            4,237             10,000            9,629(5)
 Executive Vice President
 and Chief Operating
 Officer

<F1>  The values listed in this column include amounts for memberships in civic, social and professional associations, use of automobiles furnished by the Company and its subsidiaries, and director's fees from subsidiaries.
<F2>  Includes $537 in term life insurance premiums paid on behalf of Mr.
      Delamater, $8,038 in direct contributions and a $1,653 matching contribution under the Company's 401(k) Savings and Retirement Plan.
<F3>  Includes $486 in term life insurance premiums paid on behalf of Mr.
      Delamater, $6,643 in direct contributions and a $1,417 matching contribution under the Company's 401(k) Savings and Retirement Plan.
<F4>  Includes $475 in term life insurance premiums paid on behalf of Mr.
      Delamater, $6,645 in direct contributions and a $1,277 matching contribution under the Company's 401(k) Savings and Retirement Plan.
<F5>  Includes $492 in term life insurance premiums paid on behalf of Mr.
      Cannan, $7,569 in direct contributions and a $1,568 matching contribution under the Company's 401(k) Savings and Retirement Plan.

      Director Compensation. The Chairman of the Board of Bethel receives an annual retainer of $6,200. All other directors of Bethel receive an annual retainer of $3,000. In addition, each director of Bethel receives $100 per Board meeting attended. The Chairman of the Board of Brunswick receives a $6,200 retainer. All other directors of Brunswick receive an annual retainer of $3,000 and $100 per meeting attended. Directors of the Company who are not also officers of the Company receive an annual retainer of $1,000, and $250 for each Board or committee meeting attended. In addition, the Chairman of the Board receives an annual retainer of $7,200 for serving as such.

      Employment Agreements. The Comapny expects the employment agreement described below to be terminated due to reassignment of duties of Mr. Delamater subject to such agreement. Mr. Delamater's principal responsibilities are with the Company rather than Bethel. Bethel entered into an employment agreement dated March 20, 1987 with Mr. Delamater. The agreement is for a term of four years with a provision which extends the term for an additional one year at the end of each year unless either party notifies the other it does not wish to extend the term. During the term of the agreement, Mr. Delamater is to be employed in his present capacity with Bethel. The agreement provides that Mr. Delamater's base salary is to be determined by the Board of Directors annually, provided that in no event will his base salary be less than his base salary for the previous year. Under the agreement, Mr. Delamater is to continue to receive employment benefits and perquisites equal to those received prior to the date of the agreement. The agreement contains a covenant prohibiting competition, within a 20 mile radius of Bethel's main office, with Bethel or the Company during the term of the agreement or for the period during which payments are made pursuant to the agreement.

      In the event there is a change of control of Bethel or the Company and Mr. Delamater's employment with Bethel is terminated by Bethel or by Mr. Delamater as a result of a demotion, the agreements provide for lump sum or periodic payments to Mr. Delamater equal to 2.99 times the average annual salary received by Mr. Delamater during the period of the last five taxable years prior to the change in control (the "base amont"). A change in control is generally defined under the agreements to mean the acquisition of the power to vote more than 25% of the stock of Bethel or the Company by any person or group acting in concert. In the event of a change of control, Mr. Delamater is entitled to receive his compensation payments for the remainder of his employment term if they are greater than the above amount and he is entitled to receive upon his termination a lump sum or periodic payments equal to his salary during the last year of employment if Bethel decides not to automatically extend his employment term. The Tax Reform Act of 1984 provides that certain payments in excess of 2.99 times an employee's base amount made to the employee as a result of a change in control of the employer constitute "excess parachute payments". Bethel believes that any payments of more than 2.99 times Mr. Delamater's annual salary upon a breach of his employment agreement with Bethel (including a breach in connection with a change in control) would not be classified as excess parachute payments since such payments would not be specifically dependent upon a change in control of Bethel taking place. In the event such payments were characterized as excess parachute payments, Bethel would be unable to deduct amounts paid in excess of 2.99 times Mr. Delamater's base amount and Mr. Delamater would be subject to a 20% excise tax on the excess payments received.

      Stock Option Plans. 1987 Stock Option Plan. On March 20, 1987, the Board of Directors of the Company adopted the Bethel Bancorp 1987 Stock Option Plan (the "1987 Option Plan") as a performance incentive for directors, officers and other employees of the Company and its subsidiaries. The 1987 Option Plan became effective upon consummation of the conversion of Bethel from mutual to stock form (the "Conversion"), subject to the approval of the stockholders of the Company within 12 months after its adoption by the Board of Directors. The Company's shareholders ratified the Option Plan at the 1988 Annual Meeting held on August 17, 1988.

      The 1987 Option Plan is administered by an option committee of at least three non-employee directors appointed by the Board of Directors of the Company. The Board's Personnel and Compensation Committee functions as such committee. The Committee recommends to the Board of Directors the persons to whom options will be granted, the number of shares, the types of options and other terms and conditions of the options. The 1987 Option Plan does not specify criteria to be used in determining the number of options to be issued and, thus, the number of options granted is in the discretion of the Committee.

      Both "incentive stock options" and "non-qualified stock options" may be granted pursuant to the 1987 Option Plan. The Company intends that the "incentive stock options" granted under the 1987 Option Plan will qualify under Section 422A of the Internal Revenue Code. A total of 33,000 shares of common stock of the Company were initially reserved for issuance pursuant to incentive stock options granted under the 1987 Option Plan and 12,000 shares of common stock of the Company were initially reserved for issuance pursuant to nonqualified stock options granted under the 1987 Option Plan.

      Under the 1987 Option Plan, incentive stock options may only be granted to employees of the Company and its subsidiaries. The market value of shares covered by incentive stock options (determined as of the date of grant) first exercisable under incentive stock options is limited to $100,000 per calendar year. An optionee will not be deemed to receive taxable income upon grant or exercise of an incentive stock option. Any gain realized at the time of sale of shares acquired upon exercise of an incentive stock option will constitute long-term capital gain to the optionee if the optionee holds the stock for the longer of two years from the date the option was granted or one year after the option was exercised. If the optionee holds the stock for a shorter time, all gain upon disposition of the stock is ordinary income. No gain or loss will be recognized by the Company as a result of the grant or exercise of incentive stock options.

      In the case of nonqualified stock options, which may be granted to employees and non-employee directors, an optionee will be deemed to receive taxable income at ordinary income rates upon exercise of a nonqualified stock option in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. The amount of such taxable income will be a tax deductible expense to the Company.

      All options granted under the 1987 Option Plan will be required to have an exercise price per share equal to at least the fair market value of a share of common stock on the date the option is granted. No option granted will be exercisable (i) more than three months after the date on which the optionee ceases to perform services for the Company (except that in the event of disability, options may be exercisable for up to one year thereafter), or (ii) 10 years after the option is granted in the case of incentive stock options. Payment for shares purchased pursuant to an option may be made in cash or check or, if the option agreement permits, by delivery and assignment to the Company of shares of common stock of the Company, including shares which may be obtained upon exercise of the option, having a fair market value equal to the aggregate exercise price, or by any combination of the foregoing.

      Under the 1987 Option Plan, the option committee is empowered to issue options pursuant to the Plan at such times as it determines appropriate. Options for 40,100 shares were issued prior to the Conversion at an exercise price of $10.00 per share and options for 2,400 shares were issued in 1990 at an exercise price of $11.38 per share. To date, options for 1,200 shares have expired and have been reissued and options to acquire 16,000 shares have been exercised under the 1987 Stock Option Plan.

      1989 Stock Option Plan. On June 28, 1989, the Board of Directors of the Company adopted the Bethel Bancorp 1989 Stock Option Plan (the "1989 Option Plan") as a performance incentive for the directors, officers and other employees of the Company and its subsidiaries. The 1989 Option Plan became effective upon ratification by the Company's shareholders at the 1989 Annual Meeting held on August 16, 1989.

      The 1989 Option Plan is essentially identical to the 1987 Option Plan and is administered by the Personnel and Compensation Committee of the Board of Directors of the Company. A total of 33,000 shares of common stock of the Company were reserved for issuance pursuant to incentive stock options granted under the 1989 Option Plan and 12,000 shares of common stock of the Company were reserved for issuance pursuant to nonqualified stock options granted under the 1989 Option Plan. Options for 10,900 shares were granted under the 1989 Stock Option Plan in 1990 at an average price of $11.38 per share. Options for 10,000 shares were granted under the 1989 Option Plan in 1991 at a price of $10.75 per share. To date, 2,400 shares have been exercised under the 1989 Option Plan. Options for 12,500 shares were granted under the 1989 Option Plan during fiscal 1995 at an exercise price of $22.50. Options for 4,000 shares have expired during fiscal 1995 and are available for reissuance under the 1989 Option Plan.

      1992 Stock Option Plan. On September 2, 1992, the Board of Directors of the Company adopted the Bethel Bancorp 1992 Stock Option Plan (the "1992 Option Plan") as a performance incentive for the directors, officers and other employees of the Company and its subsidiaries. The 1992 Option Plan became effective upon ratification by the Company's shareholders at the 1992 Annual Meeting held on October 14, 1992.

      The 1992 Option Plan is essentially identical to the 1989 Stock Option Plan and is administered by the Personnel and Compensation Committee of the Board of Directors of the Company. A total of 52,000 shares of common stock of the Company were reserved for issuance pursuant to incentive stock options granted under the 1992 Option Plan and 6,000 shares of common stock of the Company were reserved for issuance pursuant to nonqualified stock options granted under the 1992 Option Plan. Options for 10,000 shares were granted in fiscal 1995 under the 1992 Option Plan at an exercise price of $22.50 per share. To date, none of such options has been exercised.

      The following table sets forth certain information with respect to stock options granted during fiscal 1995 to Messrs. Delamater and Cannan. The Company has not granted stock appreciation rights ("SARs") to any executive officer.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR

                              Individual Grants

                      Number of Securities         % of Total
                           Underlying             Options/SARs        Exercise or
                          Options/SARs        Granted to Employees    Base Price
Name                       Granted(#)            in Fiscal Year         ($/sh)       Expiration Date
----                  --------------------    --------------------    -----------    ---------------

James D. Delamater           2,000                     8.9%              22.50          8/31/2004

A. William Cannan           10,000                    44.4%              22.50          8/31/2004

      The following table sets forth certain information with respect to outstanding stock options held by Messrs. Delamater and Cannan.

                          FY-End Option/SAR Values

                                                             Number of
                                                      Securities Underlying        Value of Unexercised
                                                     Unexercised Options/SARs    in-the-money Options/SARs
                          Shares                      at Fiscal Year-End(#)       at Fiscal Year-End($)
                       Acquired on       Value              Exercisable/                Exercisable/
Name                   Exercise(#)    Realized($)          Unexercisable               Unexercisable
----                   -----------    -----------    ------------------------    -------------------------

James D. Delamater          0              0                 23,000/0                    227,975/0

A. William Cannan           0              0                 10,000/0                       0/0

      1994 Employee Stock Purchase Plan. On August 31, 1994, the Board of Directors of the Company adopted the Bethel Bancorp 1994 Employee Stock Purchase Plan (the "1994 Stock Purchase Plan"), covering a maximum of 52,000 common shares. The 1994 Stock Purchase Plan was approved by the shareholders of the Company at the 1994 Annual Meeting held on October 19, 1994.

      The 1994 Stock Purchase Plan is administered by the Board's Personnel and Compensation Committee and provides for twenty quarterly offerings of common stock to employees. Participating employees will purchase shares with accumulated payroll deductions. Each employee of the Company or its subsidiaries who is age 21 and who has completed one year of service, with 1,000 hours of service, is eligible to participate in the 1994 Stock Purchase Plan, except for certain employees with substantial stock interests in the Company, taking into account rights to purchase stock accruing under the 1994 Stock Purchase Plan. The purchase price of a share of common stock sold pursuant to each quarterly offering will be not less than the fair market value per share on the date of exercise. The Board of Directors of the Company may change the option price for any offering to a percentage of fair market value not more than 100% and not less than 85%.

      The 1994 Stock Purchase Plan terminates five years from the commencement of the plan, unless sooner discontinued or terminated.

      401(k) Savings and Retirement Plan. The Company maintains a 401(k) profit-sharing plan. The Bethel Bancorp 401(k) Savings and Retirement Plan, as amended, provides that the Company shall make a contribution in each plan year in an amount to be determined by the Company, not in excess of the Company's net profits for that year. The Company's contribution is allocated among eligible employees in proportion to each eligible employee's salary for such plan year. Any employee who has completed one year of service and has attained the age of 21 is considered an eligible employee under the plan. Under the plan, the Company also makes matching contributions on behalf of employees who elect to participate in the plan by contributing a portion of their compensation to the plan. For the year ended June 30, 1995, the Company's profit sharing plan expense was $76,027.

Transactions with Management

      Certain of the directors and executive officers of the Company and the directors and executive officers of the Company are at present, as in the past, customers of Brunswick Federal and/or Bethel Savings (the "Banks") and have transactions with the Banks in the ordinary course of business. In addition, certain of such persons are at present also owners or officers of corporations and business trusts, or are members of partnerships, which are customers of the Banks and which have transactions, including loans, with the Banks in the ordinary course of business. Such loans are on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others and do not involve more than the normal risk of collectibility or present other unfavorable features. The aggregate amount of such loans was $2,564,230 at June 30, 1995. The Banks expect, in the future, to have banking transactions in the ordinary course of business with the Company's executive officers and directors, and their associates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with unaffiliated persons.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers and directors are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on a review of the copies of such forms filed with the Commission since June 30, 1994 and furnished to the Company and written representations that no additional forms were required, the Company believes that all of its officers and directors complied with all Section 16(a) filing requirements applicable to them, except that Mr. Kendall filed late three Forms, reporting three transactions in the Company's shares, each of Messrs. Delamater and Jackson filed late one Form with respect to one transaction in the Company's shares, each of the R. Kendall Trust and the M. Kendall Trust, of which Mr. Kendall is a trustee and/or beneficiary, filed late one Form with respect to one transaction in the Company's shares, each of Messrs. Cannan, R. Wyman, Korsiak and Jackson filed late one Form with respect to their election as officers of the Company or its subsidiary and each of the R. Kendall Trust and the M. Kendall Trust filed late one Form with respect to its initial acquisition of shares.

                       INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors has selected Baker, Newman & Noyes, Limited Liability Company ("Baker, Newman & Noyes"), independent certified public accountants, as the auditors for the Company and the Banks for the current fiscal year ending June 30, 1996. At the meeting, the shareholders will vote upon a proposal to ratify the selection of the firm as auditors. In the event shareholders holding a majority of the common stock represented at the meeting fail to ratify the selection of Baker, Newman & Noyes as auditors, the Board of Directors will reevaluate its selection and may choose another firm to serve as auditors for fiscal year 1996.

      It is expected that a representative of Baker, Newman & Noyes will be present at the meeting to respond to appropriate questions relating to the audit for the fiscal year ended June 30, 1995 or to the Company's financial statements. The firm's representative will have the opportunity to make a statement if he or she desires to do so.

      KPMG Peat Marwick LLP was previously the principal accountants for the Company. On February 6, 1995, that firm's appointment as principal accountants was terminated and Baker, Newman & Noyes, Limited Liability Company was engaged as principal accountants. The decision to change accountants has been approved by the Board of Directors on February 6, 1995.

      In connection with the audits of the two fiscal years ended June 30, 1994 and the subsequent interim period through February 6, 1995, there were no disagreements with KPMG Peat Marwick LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

      The audit reports of KPMG Peat Marwick LLP on the consolidated financial statements of the Company as of and for the years ended June 30, 1994 and 1993 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF BAKER, NEWMAN & NOYES AS AUDITORS.

                            SHAREHOLDER PROPOSALS

      To be included in the Proxy Statement for the next annual meeting, shareholder proposals must be received by May 21, 1996.

      The Company's Articles of Incorporation require shareholders to comply with certain provisions in nominating persons for election to the Board of Directors. In general, advance notice of a proposed nomination is required to be received by the Secretary of the Company not less than 30 days nor more than 60 days prior to any meeting of the shareholders. The Articles contain certain other procedures which must be followed in making such nominations.

                                OTHER MATTERS

      Management knows of no other matters to be brought before the meeting. However, should any other matter requiring a vote of the shareholders properly come before the meeting, the persons named in the enclosed proxy intend to vote the proxy in accordance with their best judgment, discretionary authority to do so being included in the proxy.

                                       By Order of the Board of Directors
                                        and President

                                       Ariel Rose Gill
                                       Clerk


A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, IS AVAILABLE WITHOUT CHARGE TO ANY SHAREHOLDER UPON WRITTEN REQUEST TO ARIEL ROSE GILL, SECRETARY, BETHEL BANCORP, 489 CONGRESS STREET, SUITE 200, PORTLAND, MAINE 04101. COPIES OF THE EXHIBITS TO THE REPORT, WHICH ARE VOLUMINOUS, WILL BE FURNISHED UPON THE PAYMENT OF A REASONABLE FEE TO OFFSET THE COST OF REPRODUCTION AND MAILING.